ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	20080637421-63
Ross Miller	Filing Date and Time: 09/25/2008 9:11 AM
Secretary of State, State of Nevada	Entity Number: E0613982008-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	NEW WESTERN ENERGY CORPORATION
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Paracorp Incorporated (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 Common; 5,000,000 Preferred — Par value per share: $.0001; $.0001 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Javan Khazali (Name) 25282 Wilkes Place (Street Address), Laguna Hills (City), CA (State), 92653 (Zip Code) 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Stephanie Cadena (Name) — X [signature: Stephanie Cadena] (Incorporator Signature) 21550 Oxnard Street, Suite 200 (Address), Woodland Hills (City), CA (State), 91367 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature: Nancy Sachles for Paracorp Inc.] 9/25/08 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date